Exhibit 99.1







                      Tyree Holdings Corp. and Subsidiaries

                        Consolidated Financial Statements

                     Years Ended December 31, 2009 and 2008

                                      WITH
                              Report of Independent
                       Registered Public Accounting Firm


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TYREE HOLDINGS CORP. AND SUBSIDIARIES
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CONTENTS

December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                       1

CONSOLIDATED FINANCIAL STATEMENTS

   Consolidated Balance Sheets                                              2-3

   Consolidated Statements of Operations                                      4

   Consolidated Statements of Changes in Stockholders' Equity (Deficit)       5

   Consolidated Statements of Cash Flows                                      6

   Notes to Consolidated Financial Statements                              7-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
Tyree Holdings Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Tyree Holdings Corp. and Subsidiaries, ("Successor Companies" as explained in Note 2 to the financial statements) as of December 31, 2009 and 2008 and the related consolidated statements of operations, and changes in stockholders' equity (deficit) and cash flows for the year ended December 31, 2009 and the period from January 18, 2008 to December 31, 2008 (Successor Companies), and
consolidated statements of operations, and changes in stockholders' equity (deficit) and cash flows for the period from January 1, 2008 to January 17, 2008 of The Tyree Organization, Ltd., and Affiliates ("Predecessor Companies" as explained in Note 1 to the financial statements). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tyree Holdings Corp. and Subsidiaries (Successor Companies) as of December 31, 2009 and 2008, and the results of their consolidated operations and their cash flows for the year then ended December 31, 2009 and the period from January 18, 2008 to December 31, 2008 (Successor Companies), and the results of the consolidated operations and the cash flows of The Tyree Organization Ltd. and Affiliates (Predecessor Companies) for the period from January 1, 2008 to January 17, 2008, in conformity with accounting principles generally accepted in the United States of America.

                                   /s/ ROSEN SEYMOUR SHAPPS MARTIN & COMPANY LLP

New York, New York
October 8, 2010

                                       1
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CONSOLIDATED BALANCE SHEETS

December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                                      2009                  2008
                                                                  ------------          ------------
ASSETS

Current assets:
  Cash                                                            $    322,896          $     16,221
  Accounts receivable, net of allowance for doubtful accounts
   of $905,000 and $590,802 in 2009 and 2008, respectively           8,147,807             9,243,252
  Inventory, net                                                     2,664,928             3,012,741
  Construction in process                                            3,856,824             6,981,612
  Prepaid expenses and other current assets                            277,252               697,950
                                                                  ------------          ------------

      Total current assets                                          15,269,707            19,951,776
                                                                  ------------          ------------

PROPERTY AND EQUIPMENT, NET                                          3,129,916             2,050,055
                                                                  ------------          ------------
OTHER ASSETS:
  Security deposits                                                    142,975               124,496
  Goodwill                                                           7,575,500             7,575,500
  Intangible assets, net                                             8,342,622             9,449,062
  Deferred financing costs, net                                        475,933               632,426
                                                                  ------------          ------------

      Total other assets                                            16,537,030            17,781,484
                                                                  ------------          ------------

      Total assets                                                $ 34,936,653          $ 39,783,315
                                                                  ============          ============


(Continued)

                                       2
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CONSOLIDATED BALANCE SHEETS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                                           2009                   2008
                                                                       ------------           ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                     $  5,913,963           $  5,605,618
  Accrued expenses and other current liabilities                          1,943,582              1,091,009
  Assumed liabilities - current portion                                   3,942,166              2,329,009
  Senior credit facility - related party                                  5,577,670              5,901,741
  Notes payable - current portion                                           343,459                238,469
  Billings on construction                                                5,916,570              7,507,624
  Deferred revenue                                                          474,000                537,347
                                                                       ------------           ------------

      Total current liabilities                                          24,111,410             23,210,817
                                                                       ------------           ------------

LONG-TERM LIABILITIES:
  Assumed liabilities - net of current portion                              295,817              4,237,984
  Notes payable - net of current portion                                  1,464,603                678,036
  Other long-term liabilities                                                22,509                     --
                                                                       ------------           ------------

      Total long-term liabilities                                         1,782,929              4,916,020
                                                                       ------------           ------------

      Total liabilities                                                  25,894,339             28,126,837
                                                                       ------------           ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, Series A, $0.001 par value per share;
   50,000 shares authorized, 8,930 shares issued and outstanding                  9                      9
  Common stock, $0.001 par value per share, 1,000,000 shares
   authorized, 10,698 shares issued and outstanding                              11                     11
  Additional paid-in capital                                             13,394,922             13,394,922
  Accumulated deficit                                                    (4,352,628)            (1,738,464)
                                                                       ------------           ------------

      Total stockholders' equity                                          9,042,314             11,656,478
                                                                       ------------           ------------

      Total liabilities and stockholders' equity                       $ 34,936,653           $ 39,783,315
                                                                       ============           ============


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                       3
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CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                        Predecessor and
                                                      Successor Companies    Successor Companies    Predecessor Companies
                                                         Twelve Months         For the Period          For the Period
                                       Year Ended           Ended            January 18, 2008 to     January 1, 2008 to
                                      December 31,       December 31,           December 31,            January 17,
                                          2009               2008                   2008                   2008
                                      ------------       ------------           ------------           ------------
Net revenues                          $ 53,654,956       $ 59,754,922           $ 58,208,639           $  1,546,283

Cost of revenues                        44,234,184         46,319,930             45,482,278                837,652
                                      ------------       ------------           ------------           ------------

      Gross profit                       9,420,772         13,434,992             12,726,361                708,631

Selling, general and administrative     10,831,583         12,475,843             12,094,130                381,713
                                      ------------       ------------           ------------           ------------

Loss (income) from operations           (1,410,811)           959,149                632,231                326,918

Interest expense                         1,203,353          2,869,181              2,370,695                498,486
                                      ------------       ------------           ------------           ------------

      Net loss                        $ (2,614,164)      $ (1,910,032)          $ (1,738,464)          $   (171,568)
                                      ============       ============           ============           ============


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                       4
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CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

Years Ended December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                         Convertible Preferred Stock
                                    -------------------------------------                            Treasury Stock,
                                        Series A             Series B          Common Stock              at Cost
                                    ----------------     ----------------    -----------------     ------------------
                                    Shares    Amount     Shares    Amount    Shares     Amount     Shares      Amount
                                    ------    ------     ------    ------    ------     ------     ------      ------
Balance - January 1, 2008
 (Predecessor Companies)               --    $   --          --    $   --       726    $ 32,723       139    $(550,000)

Net loss for the period
 January 1, 2008 through
 January 17, 2008                      --        --          --        --        --          --        --           --
                                    -----    ------      ------    ------    ------    --------    ------    ---------
Balance - January 17, 2008
 (Predecessor Companies)               --        --          --        --       726      32,723       139     (550,000)

Acquisition and recapitalization    8,080         8       4,040         4    18,474     (32,704)     (139)     550,000
                                    -----    ------      ------    ------    ------    --------    ------    ---------
Balance - January 18, 2008
 (Successor Companies)              8,080         8       4,040         4    19,200          19        --           --
                                    -----    ------      ------    ------    ------    --------    ------    ---------

Series B conversion                   850         1      (4,040)       (4)   (8,502)         (9)       --           --

Conversion of debt to equity on
 December 31, 2008                     --        --          --        --        --          --        --           --

Net loss for the period
 January 18, 2008 through
 December 31, 2008                     --        --          --        --        --          --        --           --
                                    -----    ------      ------    ------    ------    --------    ------    ---------
Balance - December 31, 2008
 (Successor Companies)              8,930         9          --        --    10,698          11        --           --
                                    -----    ------      ------    ------    ------    --------    ------    ---------
Net loss for the year ended
 December 31, 2009                     --        --          --        --        --          --        --           --
                                    -----    ------      ------    ------    ------    --------    ------    ---------
Balance - December 31, 2009
 (Successor Companies)              8,930    $    9          --    $   --    10,698    $     11        --    $      --
                                    =====    ======      ======    ======    ======    ========    ======    =========

                                                                             Total
                                     Additional                           Stockholders'
                                      Paid-In         Accumulated           Equity
                                      Capital            Deficit           (Deficit)
                                      -------            -------           ---------
Balance - January 1, 2008
 (Predecessor Companies)            $ 2,621,206       $(58,087,065)      $(55,983,136)

Net loss for the period
 January 1, 2008 through
 January 17, 2008                            --           (171,568)          (171,568)
                                    -----------       ------------       ------------
Balance - January 17, 2008
 (Predecessor Companies)              2,621,206        (58,258,633)       (56,154,704)

Acquisition and recapitalization     10,027,549         58,258,633         68,803,490
                                    -----------       ------------       ------------
Balance - January 18, 2008
 (Successor Companies)               12,648,755                 --         12,648,786
                                    -----------       ------------       ------------

Series B conversion                          12                 --                 --

Conversion of debt to equity on
 December 31, 2008                      746,155                 --            746,155

Net loss for the period
 January 18, 2008 through
 December 31, 2008                           --         (1,738,464)        (1,738,464)
                                    -----------       ------------       ------------
Balance - December 31, 2008
 (Successor Companies)               13,394,922         (1,738,464)        11,656,478
                                    -----------       ------------       ------------
Net loss for the year ended
 December 31, 2009                           --         (2,614,164)        (2,614,164)
                                    -----------       ------------       ------------
Balance - December 31, 2009
 (Successor Companies)              $13,394,922       $ (4,352,628)      $  9,042,314
                                    ===========       ============       ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                       5
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CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                                     Predecessor and
                                                                   Successor Companies  Successor Companies  Predecessor Companies
                                                                      Twelve Months       For the Period        For the Period
                                                      Year Ended         Ended          January 18, 2008 to   January 1, 2008 to
                                                     December 31,     December 31,         December 31,          January 17,
                                                         2009             2008                 2008                 2008
                                                     ------------     ------------         ------------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                           $ (2,614,164)    $ (1,910,032)        $ (1,738,464)        $   (171,568)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Depreciation and amortization of property
      and equipment                                       733,355          558,846              539,357               19,489
     Amortization of intangible assets                  1,106,440        1,060,338            1,060,338                   --
     Amortization of deferred financing cost              156,493        1,558,087            1,558,087                   --
     Loss on sale of equipment                                 --          233,436              233,436                   --
     Provision for doubtful accounts                      314,198          590,802              590,802                   --
     Deferred rent                                         22,509               --                   --                   --
  Changes in assets and liabilities:
     Accounts receivable                                  781,247          910,935           (1,277,879)           2,188,814
     Inventory                                            347,813          266,367              266,367                   --
     Construction in process                            3,124,788        2,468,534            2,593,659             (125,125)
     Prepaid expenses and other current assets            420,699          135,159              125,140               10,019
     Security deposits                                    (18,479)         (41,974)             (41,974)                  --
     Accounts payable                                     308,345         (472,480)           1,987,021           (2,459,501)
     Accrued expenses and other current liabilities     1,337,571          322,866              171,549              151,317
     Billings on construction                          (1,591,054)      (4,476,794)          (4,201,415)            (275,379)
     Deferred revenue                                     (63,347)      (1,461,726)            (865,640)            (596,086)
                                                     ------------     ------------         ------------         ------------

       Net cash provided by (used in) operations        4,366,414         (257,636)           1,000,384           (1,258,020)
                                                     ------------     ------------         ------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                  (1,813,216)        (508,901)            (508,901)                  --
  Proceeds from sales of equipment                             --           25,000               25,000                   --
                                                     ------------     ------------         ------------         ------------

       Net cash used in investing activities           (1,813,216)        (483,901)            (483,901)                  --
                                                     ------------     ------------         ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings from senior credit facility               53,307,883       62,945,897           59,363,888            3,582,009
  Repayments of senior credit facility                (53,631,954)     (55,859,629)         (53,462,147)          (2,397,482)
  Proceeds from subordinated debt                              --          700,000              700,000                   --
  Proceeds from notes payable                           1,209,348            6,574                6,574                   --
  Repayments of notes payable                            (317,791)        (726,683)            (726,683)                  --
  Payments for debt issuance costs                       (485,000)        (798,583)            (798,583)                  --
  Payments of assumed liabilities                      (2,329,009)      (5,583,311)          (5,583,311)                  --
                                                     ------------     ------------         ------------         ------------
       Net cash (used in) provided by
        financing activities                           (2,246,523)         684,265             (500,262)           1,184,527
                                                     ------------     ------------         ------------         ------------

Increase (decrease) in cash                               306,675          (57,272)              16,221              (73,493)

CASH, beginning of year (period)                           16,221           73,493                   --               73,493
                                                     ------------     ------------         ------------         ------------

CASH, end of year (period)                           $    322,896     $     16,221         $     16,221         $         --
                                                     ============     ============         ============         ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year (period) for:
     Interest                                        $    991,144     $    729,949         $    729,949         $         --
                                                     ============     ============         ============         ============
     Income taxes                                    $    116,387     $         --         $         --         $         --
                                                     ============     ============         ============         ============
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Net Assets Acquired                                $         --     $ 12,648,786         $ 12,648,786         $         --
                                                     ============     ============         ============         ============
  Subordinated debt and accrued interest
   converted to equity                               $         --     $    746,156         $    746,156         $         --
                                                     ============     ============         ============         ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                       6
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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008
--------------------------------------------------------------------------------

1. NATURE OF BUSINESS

Tyree Holdings Corp. and Subsidiaries was formed in January 2008 and on January 17, 2008, acquired substantially all of the assets and assumed the operations of The Tyree Organization, Ltd., and Affiliates (the "Predecessor Companies"). The affiliated companies were Larry E. Tyree Co., Inc., Tyree Bros. Environmental Services, Inc., Tyree Maintenance Company, Inc., and T.M. Excavating Corp.

The Company operates two distinct lines of business:

Environmental  -  Environmental  consulting,   site  assessment,   analysis  and
management of site remediation for owners and operators of property with petroleum storage facilities.

Services - Maintenance, repair and construction services provided principally to the retail petroleum industry and other customers with underground petroleum storage tanks and petroleum product dispensing equipment.

The Company markets its services throughout the Northeast, Mid-Atlantic and Southern California regions of the United States to national and multinational for-profit enterprises, as well as to local and national governmental agencies and municipalities. The majority of the Company's revenue is derived from
customers  in  the  Northeastern   United  States.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements for the year ended December 31, 2009 and the period from January 18, 2008 to December 31, 2008 include the accounts of Tyree Holdings Corp. and its wholly owned subsidiaries, Tyree Service Corp., Tyree Environmental Corp. and Tyree Equipment Corp. (collectively, the "Company" or "Successor Companies").

The consolidated financial statements of the Predecessor Companies for the period January 1, 2008 to January 17, 2008 include the transactions of companies which had substantially common ownership and management.

All significant intercompany transactions have been eliminated in consolidation.

                                       7
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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
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CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2009 and 2008.

ACCOUNTS RECEIVABLE

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. The Company generally follows the practice of filing statutory "mechanics" liens on construction projects where collection problems are anticipated. An allowance for doubtful accounts is established and determined based on management's assessments of known requirements, aging of receivables, payment history, the customer's current credit worthiness and the economic environment. Accounts receivables are written off when deemed uncollectible. Recoveries of accounts receivables previously written off are recorded as income when subsequently collected.

INVENTORY

Inventory consists principally of maintenance parts and is stated at the lower of cost or market using the first-in, first-out method. The Company writes down its inventory for estimated obsolescence based upon the age of inventory and assumptions about future demand and usage. An inventory reserve is recorded if any carrying amount of the inventory exceeds its estimated market value.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and the related depreciation is computed primarily on a straight-line basis over the lives of the respective assets. Estimated useful lives are as follows:

              Machinery and equipment           5-10 Years
              Vehicles                             7 Years
              Furniture and fixtures             5-7 Years
              Computers                            5 Years

Leasehold improvements are amortized over the lesser of the estimated life of the asset or the lease term.

Expenditures for repairs and maintenance are charged to operations as incurred. Renewals and betterments are capitalized. Upon the sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized in the results of operations.

                                       8
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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

INTANGIBLE ASSETS AND GOODWILL

Intangible assets with finite lives are recorded at cost less accumulated amortization. Finite lived intangible assets consist of customer relationships, and non-competition agreements. Such intangible assets are amortized on a straight-line basis over the useful lives of the assets. The useful lives of intangible assets are as follows:

              Customer relationships               5 Years
              Non-competition agreements           7 Years

Goodwill and identifiable intangible assets with indefinite useful lives are not amortized but are subject to an annual test for impairment and more frequently in certain circumstances.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates the fair value of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that its carrying amounts may not be recoverable. Accordingly, any impairment of value is recognized when the carrying amount of a long-lived asset exceeds its fair value. No impairment charges have been recognized for the years ended December 31, 2009 and 2008.

DEFERRED FINANCING COSTS

Costs incurred in conjunction with the incurrence of indebtedness are capitalized and subsequently amortized to interest expense over the related period of the obligation using the straight-line method, which approximates the effective interest rate method. These costs were primarily incurred during the acquisition in January 2008 and consist of professional fees related to the portion of the purchase price that was financed. These professional fees were allocated on a proportional basis of debt to purchase price. Accumulated amortization of deferred financing costs totaled $306,393 and $149,900 as of December 31, 2009 and 2008, respectively, and has been included in interest expense on the consolidated statements of operations.

DEFERRED REVENUE

Monthly customer payments under fixed fee maintenance contracts are deferred until the month in which the services are provided. Deferred revenue of $474,000 and $537,347 as of December 31, 2009 and 2008, respectively, consists of customer payments made in advance for services provided in January 2010 and 2009, respectively.

                                       9
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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

DEFERRED RENT

The Company recognizes rent expense on leases containing scheduled rent increases by amortizing the aggregate lease payments on a straight-line basis over the lease term.

WARRANTY RESERVE

Most contracts that the Company enters into with its customers contain a written or implied warranty on workmanship for one year. Subcontractors and parts suppliers used by the Company generally warrant the parts they supply or services they perform for a similar period. At project or service completion, customers provide written or verbal acceptance of the Company's work. Warranty related cost experienced by the Company typically consist of minor adjustments or calibration work. The Company has accrued $53,000 at December 31, 2009 and 2008 for warranty related cost.

REVENUE RECOGNITION

ENVIRONMENTAL

Environmental contracts are generally performed on a unit-price or time and material basis and revenue is recognized as these services are rendered.

SERVICES

The Company performs maintenance and repair services for several retail petroleum customers under multi-year, unit price contracts. Under these agreements, the customer pays a set price per contracted retail location per month and the Company provides a defined scope of maintenance and repair services at these locations on an on-call or as scheduled basis. Due to the large number of retail locations and the broad scope of services that fall under these contracts, the number and type of maintenance calls performed are consistent on a month-to-month basis. The Company recognizes revenue under these contracts based on the number of retail locations covered each month at the prevailing per location unit price. Other maintenance and repair services are performed on a unit-price or time and material basis and revenue is recognized as these services are rendered.

Revenue is recognized on fixed-priced construction contracts and modified fixed-priced construction contracts on the completed contract method, whereby revenue and cost from construction projects are recognized only when a project has been substantially completed. Contract costs include all direct material, labor, equipment and subcontract costs as well as other job related costs. Changes in job performance and job conditions, contract penalty provisions, final contract settlements, change orders, claims or other contract revisions are recognized at the completion of the contract. Provisions for estimated losses on uncompleted contracts are made when it is determined that a loss is probable. In the event a provision for estimated losses is deemed necessary, the

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TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

entire estimated loss is recognized in the period in which the determination arises. In the consolidated balance sheets, the asset "Construction in process" represents the direct cost on uncompleted contracts and the liability "Billings on construction" represents customer billing on uncompleted contracts.

ADVERTISING COSTS

Advertising costs are expensed as incurred. For the years ended December 31, 2009 and 2008, advertising expenses totaled approximately $33,000 and $15,000, respectively, and are included in selling, general and administrative costs on the accompanying consolidated statements of operations.

INCOME TAXES

The Company accounts for income taxes in accordance with using the liability method, which provides for an asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded for tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities, and measured using the current tax rates and laws that are expected to be in effect when the underlying assets or liabilities are anticipated to be recovered or settled. The Company records a valuation allowance based on whether its deferred tax assets will, more likely than not, result in any future tax benefits.

The Company and its subsidiaries are subject to the federal, state and local tax jurisdictions in which the Company operates.

Generally accepted accounting principles ("GAAP") require that, in applying the liability method the financial statements' effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur. Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination. These requirements became effective for annual financial statements beginning after December 15, 2008 and the Company adopted them as of January 1, 2009.

As of December 31, 2009, the Company has determined that it has no uncertain tax positions that require either recognition or disclosure in the consolidated financial statements.

The Company's income tax returns for the years 2008 and 2009 are subject to examination by federal, state, and local income tax authorities.

                                       11
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TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value as required under GAAP:

     CASH: The carrying amount approximates fair value because of the liquidity of those instruments.

     ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE: The carrying amount approximates fair value because the amounts will be collected or paid, respectively, in the near term.

     REVOLVING  LINE  OF  CREDIT  AND  LONG-TERM   DEBT:  The  carrying   amount
     approximates fair value based on current market conditions and interest rates available to the Company for similar financial instruments.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, the valuation of goodwill and intangible assets, useful lives of tangible and intangible assets, depreciation and amortization, allowances for doubtful accounts and inventory obsolescence, loss contingencies on particular uncompleted contracts, and the valuation allowance on deferred tax assets. Actual results could differ from these estimates and assumptions.

RELATED PARTIES

The Company considers parties to be related if one party has the ability, directly or indirectly, to control another party or exercise significant influence over the other party in making financial and operating decisions or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

3. ACQUISITION

On January 17, 2008, the owners of the Company contributed approximately $49,600,000 in exchange for assets and certain assumed liabilities having a net fair value of $12,648,786. The net fair value of these assets and liabilities was not determined based on the $49,600,000 purchase price but is instead based on an independent valuation of the business as a whole. Therefore the difference

                                       12
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TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

of approximately $36,950,000 represents an investment of the purchasers in excess of the book value of the Company.

The acquisition was accounted for as a business purchase in accordance with GAAP and recorded at the estimated fair value of the assets acquired and the liabilities assumed as of January 17, 2008, as follows:

              Accounts receivable                    $  8,556,174
              Inventory                                 3,279,108
              Construction in process                   9,575,271
              Prepaid expenses and deposits               905,612
              Property and equipment                    2,338,947
              Goodwill                                  7,575,500
              Intangible assets                        10,509,400
              Deferred financing costs                  2,190,513
              Accounts payable                         (3,694,979)
              Accrued expenses                         (1,687,812)
              Assumed liabilities                     (12,150,308)
              Long-term debt                           (1,636,614)
              Billings on construction                (11,709,039)
              Deferred revenue                         (1,402,987)
                                                     ------------
                                                     $ 12,648,786
                                                     ============

The Company assumed certain liabilities of the Predecessor Companies under the asset purchase agreement related to the acquisition. The liabilities assumed were for the payment of certain delinquent accounts payable, income taxes, litigation settlements and other specified liabilities. Subsequent to the acquisition, the Company negotiated repayment terms with the majority of the parties owed. These repayments are non-interest bearing and have terms ranging in duration from 2 to 48 months. The balance of assumed liabilities totaled $4,237,983 and $6,556,993 as of December 31, 2009 and 2008, respectively.

As of December 31, 2009, the required and expected payments of assumed liabilities are as follows:

              Years Ending
              December 31,                             Amount
              ------------                             ------
                  2010                               $3,942,165
                  2011                                  267,000
                  2012                                   28,818
                                                     ----------
                                                     $4,237,983
                                                     ==========

                                       13
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TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31:

                                                     2009               2008
                                                  ----------         ----------
Machinery and equipment                           $  581,647         $  570,043
Vehicles                                           2,603,991          1,348,230
Furniture and fixtures                                85,874             27,682
Computers                                            671,254            210,842
Leasehold improvements                               424,212            400,121
                                                   4,366,978          2,556,918
Less accumulated depreciation and amortization     1,237,062            506,863
                                                  ----------         ----------
                                                  $3,129,916         $2,050,055
                                                  ==========         ==========

Depreciation and amortization expense for the years ended December 31, 2009 and 2008 totaled $733,355 and $558,846, respectively.

5. GOODWILL AND INTANGIBLE ASSETS

Intangible assets were acquired in connection with the acquisition. The carrying amount of goodwill was $7,575,500 as of December 31, 2009 and 2008. There have been no changes in the carrying amount of goodwill during the year ended December 31, 2009 and the period from January 17, 2008 to December 31, 2008.

Other intangible assets consist of the following as of December 31:

                                                     2009               2008
                                                  -----------        -----------
Intangible assets subject to amortization:
  Customer relationships                          $ 1,327,700        $ 1,327,700
  Non-competition agreements                        5,886,300          5,886,300
                                                  -----------        -----------
                                                    7,214,000          7,214,000
  Less accumulated amortization                     2,166,778          1,060,338
                                                  -----------        -----------

Intangible assets subject to amortization, net    $ 5,047,222        $ 6,153,662
                                                  ===========        ===========

Intangible assets not subject to amortization:
  Licenses and permits                            $ 3,295,400        $ 3,295,400
  Goodwill                                          7,575,500          7,575,500
                                                  -----------        -----------
                                                  $10,870,900        $10,870,900
                                                  ===========        ===========

                                       14
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TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

Licenses and permits have renewal provisions, generally one to four years. As of December 31, 2009, the weighted-average period to the next renewal was thirteen months. Costs of renewal are expensed when incurred. The Company has the intent and ability to renew all licenses and permits, as the renewal costs are nominal.

Accounting rules require that the intangible assets be tested for impairment at least annually. Accordingly, an impairment analysis was performed as of December 31, 2009 and 2008 using a discounted cash flow analysis. A discounted cash flow analysis requires that certain assumptions and estimates be made regarding industry economic factors and future profitability and cash flows. As a result of the 2009 and 2008 impairment analysis, it was determined that goodwill was not impaired.

Amortization expense for intangible assets subject to amortization totaled $1,106,440 and $1,060,338 for the years ended December 31, 2009 and 2008, respectively.

Future amortization expense for the finite lived intangible assets is as follows:

               Years Ending
               December 31,                            Amount
               ------------                            ------
                   2010                              $1,106,440
                   2011                               1,106,440
                   2012                               1,106,440
                   2013                                 851,964
                   2014                                 840,900
                   2015                                  35,038
                                                     ----------
                                                     $5,047,222
                                                     ==========

6. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following as of December 31:

                                                 2009                2008
                                              ----------          ----------
Employee compensation, taxes and benefits     $  912,642          $  312,559
Acquisition costs                                     --             485,000
State sales taxes payable                        651,594             180,715
Legal                                             89,936                  --
Franchise and capital stock taxes                 50,000              30,000
Warranty reserve                                  53,000              53,000
Accrued interest                                  58,750              28,750
Other                                            127,660                 985
                                              ----------          ----------
                                              $1,943,582          $1,091,009
                                              ==========          ==========

                                       15
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TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

7. REVOLVING LOAN AGREEMENT AND SUBORDINATED DEBT - RELATED PARTIES

SENIOR REVOLVING CREDIT AGREEMENT

The Company maintains a $15,000,000 revolving credit agreement with a related party which expires on January 17, 2013. Borrowings under this agreement are limited to 70% of eligible accounts receivable and the lesser of 50% of eligible inventory or $4,000,000. The balances outstanding under this agreement were $5,577,670 and $5,901,741 as of December 31, 2009 and 2008, respectively.
Borrowings under this agreement are collateralized by a first lien security interest in all tangible and intangible assets owned by the Company. The Company had approximately $9,400,000 and $9,100,000 of unused amounts available on the revolving credit agreement at December 31, 2009 and 2008, respectively, subject to borrowing base limitations. The agreement calls for a minimum fixed charges coverage ratio and a maximum total debt to adjusted EBITDA ratio which have yet to be defined or determined. The annual interest rate charged on this loan is 16%.

SENIOR SUBORDINATED NOTES

These notes are borrowings from a related party and were originally scheduled to mature on January 17, 2013. The notes were collateralized by a security interest in all tangible and intangible assets assumed by the Company, but the security interest was subordinated to the security interest under the Company's senior revolving credit agreement. The notes carried an interest rate of 8% prior to conversion.

On December 31, 2008, the Company converted all of its related senior subordinated notes of $700,000 and accrued interest of $46,156 to equity.

                                       16
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TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

8. LONG-TERM DEBT

Long-term debt consists of the following as of December 31:

                                                                      2009               2008
                                                                   ----------         ----------
Note payable to a commercial bank payable in monthly
 installments of principal and interest of $6,198 through
 March 2011.  The annual interest rate is 7.25%.                   $   62,644         $  153,893

Note payable to a former  stockholder of the  Predecessor
 Companies  payable in monthly  installments  of principal
 and  interest  of $9,709  through  July 2010.  The annual
 interest rate is prime plus 1.5%.                                     59,813            170,317

Promissory notes payable, with accrued interest, to three
former stockholders of the Predecessor Companies maturing
on December 31, 2012.  These notes are  unsecured and are
subordinate  to the  Company's  senior  debt.  The annual
interest  rate  charged on these  notes is 6.0%.                      500,000            500,000

Other  long-term  debt is comprised of loans  incurred in
connection  with the purchase of  equipment.  These loans
are  collateralized  by the  assets  purchased  and  bear
interest at an annual  fixed rates  ranging  from 8.0% to
15.0% as of December  31, 2009 and 2008,  with  principal
and interest  payable in installments  through July 2014.           1,185,605             92,295
                                                                   ----------         ----------
Total                                                               1,808,062            916,505
Less current portion                                                  343,459            238,469
                                                                   ----------         ----------
Long-term portion                                                  $1,464,603         $  678,036
                                                                   ==========         ==========

The approximate future minimum principal payments on long-term debt are as follows:

              Years Ending
              December 31,                             Amount
              ------------                             ------
                  2010                               $  343,459
                  2011                                  240,577
                  2012                                  747,000
                  2013                                  278,000
                  2014                                  199,026
                                                     ----------
                                                     $1,808,062
                                                     ==========

                                       17
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TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

9. STOCKHOLDERS' EQUITY

Upon the Company's acquisition date of January 17, 2008, the Company issued 8,080 and 4,040 shares of cumulative convertible preferred stock Series A and B, respectively.

The Series A preferred stock is senior to all other forms of capital stock and is convertible into common stock at the option of the holder at any time. Each share of the Series A preferred stock is convertible into common shares initially at a rate of 10 shares of common stock for each share of Series A preferred stock. The conversion rate has anti-dilutive provisions that proportionately increase the number of common shares to be received on conversion as new issues of common stock occur. Each share of Series A preferred stock has the voting rights of that number of common shares into which it is convertible. Series A preferred stock has dividends that are cumulative and are payable at an annual rate of 2%. As of December 31, 2009 and 2008, dividends in arrears amounted to approximately $664,000 and $311,000, respectively, which will not be recorded until declared by the Board of Directors.

The Series B preferred stock is junior to the Series A preferred stock but senior to all other forms of capital stock. Dividends accrue at a rate of 16% of their original purchase price per year. The Series B preferred stock has no voting rights, but has protective anti-dilution provisions. The Series B shares had redemption features based on collections of receivables and the sale of inventory of the Predecessor Companies existing at the date of the acquisition of their assets and assumption of their liabilities. The Series B were converted into Series A preferred shares based on a formula dependent upon the outstanding balance of the accounts receivable and inventory after the closing of the acquisition of the assets and the assumption of liabilities. Once determined the shares were converted based on the formula.

Pursuant to a Stockholders' Agreement dated January 17, 2008, on October 31, 2008, 4,040 shares issued and designated Series B Convertible Preferred were converted into 850 shares of Series A preferred convertible and all Series B shares were canceled. In addition, 8,502 shares of common stock were surrendered and canceled per this agreement. By an agreement between the Company's shareholders, there was no payment to the common shareholders upon surrendering their shares.

CONVERSION OF DEBT TO EQUITY

As previously noted, on December 31, 2008, the Company converted all of its related senior subordinated notes of $700,000 and accrued interest of $46,156 to equity.

                                       18
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TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

10. INCOME TAXES

The Company's net deferred tax assets result primarily from the future tax benefit of net operating loss carryforwards. Under the liability method, the Company has provided a full valuation allowance against its net deferred tax assets of approximately $1,723,000 and $690,000 as of December 31, 2009 and 2008. The valuation allowance against the deferred tax assets increased by approximately $1,033,000 and $690,000 during the years ended December 31, 2009 and 2008.

As of December 31, 2009, the Company's federal net operating losses were approximately $2,670,000. The federal net operating losses expire from the years ending 2028 through 2029. These net operating loss carryforwards may be limited in accordance with Section 382 of the Internal Revenue Code of 1986, as amended, based on certain changes in ownership that have occurred, or could occur in the future.

The Company evaluates deferred income taxes quarterly to determine if the valuation allowances against deferred tax assets should be established or adjusted based on consideration of all available evidence, both positive and negative, using a more likely than not realization standard. This assessment considers, among other matters, the nature, frequency of recent income and losses, forecasts of future profitability, and the duration of the statutory carryforward period. In making such judgments, significant weight is given to evidence that can be objectively verified.

Valuation allowances have been established for deferred tax assets based on the Company's evaluation, as described above, about the likelihood of realizing future tax benefits. The Company's ability to realize deferred tax assets depends on the Company's ability to generate sufficient taxable income within the carryforward periods provided for in the tax law for each applicable tax jurisdiction.

                                       19
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TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

The tax effects of temporary differences that give rise to the deferred tax liabilities as of December 31, 2009 and 2008, are presented below:

                                                       2009            2008
                                                    ----------      ----------
Deferred tax assets:
  Net operating loss carryforwards                  $1,097,000      $   38,000
  Accounts receivable                                  371,000         242,000
  Inventory                                             50,000          48,000
  Property and equipment                                    --          37,000
  Intangible assets                                    314,000         148,000
  Contract revenue recognition                         334,000         337,000
  Accrued expenses and other current liabilities        76,000          47,000
  Other long term liabilities                            9,000              --
                                                    ----------      ----------
                                                     2,251,000         897,000
Deferred tax liabilities:
  Goodwill                                             414,000         207,000
  Property and equipment                               114,000              --
                                                    ----------      ----------
                                                       528,000         207,000

Subtotal                                             1,723,000         690,000
Less deferred tax valuation allowance                1,723,000         690,000
                                                    ----------      ----------
Net deferred income tax asset                       $       --      $       --
                                                    ==========      ==========

The provision for income taxes is presented below as follows:

                                                      Years Ended December 31,
                                                       2009            2008
                                                    -----------     -----------
Current:
  Federal                                           $  (880,000)    $  (572,000)
  State                                                (181,000)       (118,000)
                                                    -----------     -----------
                                                     (1,061,000)       (690,000)
Deferred:
  Federal                                               880,000         572,000
  State                                                 181,000         118,000
                                                    -----------     -----------
                                                      1,061,000         690,000
                                                    -----------     -----------
Total provision (benefit) for income taxes          $        --     $        --
                                                    ===========     ===========

TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

The Company's effective rate differs from the statutory federal income tax rate of 34%, primarily due to the effect of state and local income taxes and the impact of recording a valuation allowance to offset the potential future tax benefit resulting from net operating loss carry forwards for all years presented. The following is a reconciliation of the U.S. federal statutory income tax rate to the Company's effective income tax rate for the years ended December 31, 2009 and 2008:

                                                      2009              2008
                                                     ------            ------
Federal statutory rate                                (34.0)%           (34.0)%
State taxes, net of federal tax benefit                (7.0)%            (7.0)%
Permanent differences                                   0.4%              1.3%
Net operating loss carryforwards                       40.6%              1.0%
Change to valuation allowance                           0.0%             38.7%
                                                     ------            ------
                                                        0.0%              0.0%
                                                     ======            ======

11. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Company leases office and warehouse space under non-cancelable operating leases, some of which, are between the Company and related parties, that expire in 2014. Generally, these leases carry renewal provisions and require the Company to pay maintenance costs. Rental payments may be adjusted for increases in taxes and insurance above specified amounts.

The Company recognizes rent expense on leases containing scheduled rent increases by amortizing the aggregate lease payments on a straight-line basis over the lease term. The amount included in other liabilities related to this deferred rent liability is $22,509 at December 31, 2009. There was no such liability at December 31, 2008.

Rent expense (including common area maintenance and straight-line rent) totaled $1,071,732 and $1,110,237 for the years ended December 31, 2009 and 2008, respectively.

                                       21
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TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

As of December 31, 2009, including related party transactions, the approximate future minimum lease payments required under non-cancelable operating leases are as follows:

              Years Ending
              December 31,                              Amount
              ------------                              ------

                  2010                               $  566,000
                  2011                                  437,000
                  2012                                  222,000
                  2013                                  154,000
                  2014                                   57,000
                                                     ----------
                                                     $1,436,000
                                                     ==========

The Company rents equipment for certain construction and other projects on a daily, weekly or monthly basis as needed.

Short-term equipment rental expense totaled $937,532 and $1,134,840 for the years ended December 31, 2009 and 2008, respectively.

EMPLOYMENT AGREEMENTS

The Chief Executive Officer ("CEO") entered into an employment agreement for the period commencing on March 3, 2008 and ending on December 31, 2012. The CEO agreement provides for annual compensation of $240,000 plus certain other benefits. The CEO's annual compensation will increase by 3% on each anniversary of the term. The bonus for each year will be up to 100% of the annual compensation, provided that the Company meets all of the annual objectives established by the Board of Directors.

The Chief Operating Officer and President ("COO") entered into an employment agreement for the period commencing on January 17, 2008 and ending on December 31, 2012. The COO agreement provides for annual compensation of $320,000 plus certain other benefits. The COO's annual compensation may be reduced at the discretion of the Board of Directors in the event the Company's EBITDA is 80% or less of budgeted amounts for the period. The bonus for each year will be no less than $100,000 provided that the Company meets all of the annual objectives established by the Board of Directors.

The Vice President, Business Development ("VP") entered into an employment agreement for the period commencing on January 17, 2008 and ending on December 31, 2012. The VP agreement provides for annual compensation of $320,000 plus certain other benefits. The VP's annual compensation may be reduced at the discretion of the Board of Directors in the event the Company's EBITDA is 80% or less of budgeted amounts for the period. The bonus for each year will be no less

                                       22
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TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

than $100,000 provided that the Company meets all of the annual objectives established by the Board of Directors.

Each of these officers entered into a non-competition agreement for the terms of
the  officer's   employment  and  for  a  period  subsequent  to  the  officer's termination of two years.

The approximate minimum base compensation of the four executives is as follows:

              Years Ending
              December 31,                              Amount
              ------------                              ------

                  2010                               $  880,000
                  2011                                  880,000
                  2012                                  880,000
                                                     ----------
                                                     $2,640,000
                                                     ==========

CONTINGENCIES

LEGAL PROCEEDINGS

The Company's services are regulated by federal, state, and local laws enacted to regulate discharge of materials into the environment, remediation of contaminated soil and groundwater or otherwise protect the environment. This ongoing regulation results in the Company or the Predecessor Companies becoming a party to legal proceedings involving customers or other interested parties. The issues involved in such proceedings generally relate to alleged responsibility arising under federal or state laws to remediate contamination at properties owned or operated either by current or former customers or by other parties who allege damages. To limit its exposure to such proceedings, the
Company purchases, for itself and the Predecessor Companies, site pollution, pollution, and professional liability insurance. Aggregate limits, per occurrence limits, and deductibles for this policy are $10,000,000, $5,000,000 and $50,000, respectively.

The Company and its subsidiaries are, from time to time, involved in ordinary and routine litigation. Management presently believes that the ultimate outcome of these proceedings individually or in the aggregate, will not have a material adverse effect on the Company's financial position, results of operations or cash flows. Nevertheless, litigation is subject to inherent uncertainties and unfavorable rulings could occur. An unfavorable ruling could include monetary damages and, in such event, could result in a material adverse impact on the Company's financial position, results of operations or cash flows for the period in which the ruling occurs.

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
TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

ASSUMED LIABILITIES

As part of its acquisition of the Predecessor Companies, the Company assumed certain liabilities that include tax liabilities, which are in the process of being settled. The Company has accrued $2,475,000 and $2,642,000 for these tax liabilities as of December 31, 2009 and 2008, respectively. Settlement of these tax liabilities in excess of the amounts accrued could have a material adverse effect on the Company's financial position, results of operations or cash flows.

SURETY

In connection with its normal construction activities, the Company is required to acquire bid, performance and payment bonds. The surety issuing the bonds has recourse against certain Company assets in the event the surety is required to honor the bonds.

12. RELATED PARTY TRANSACTIONS

Entities that provide working capital to the Company or are holders of subordinated promissory notes share common management or ownership with the Company's majority stockholder. The total principal and accrued interest owed to these related entities was $6,136,420 and $6,430,491 as of December 31, 2009 and 2008, respectively. Interest expense incurred to these related entities totaled $896,413 and $752,926 for the years ended December 31, 2009 and 2008, respectively.

The Company receives consulting services from an entity controlled by the relatives of certain stockholders under a consulting agreement. The agreement expires on January 18, 2015. The Company makes payments of $15,800 per month during the term of the agreement.

The Company leases office and warehouse space from an entity controlled by certain stockholders. Rents paid to this related entity totaled $460,531 and $1,064,000 in 2009 and 2008, respectively. There were no balances due to this related entity as of December 31, 2009 and 2008.

13. EMPLOYEE BENEFITS

In 2008 the Company adopted The Tyree Holdings 401(k) Retirement Plan (the "Plan"), which covers all eligible non-union employees. The Plan provides for voluntary contributions by eligible employees up to a maximum of 85% of their eligible compensation, subject to the applicable federal limitations. The Company has the option to make a discretionary contribution each year. The Company did not make any contributions for the years ended December 31, 2009 and 2008.

The Company has entered into collective bargaining agreements with certain labor unions. These agreements expire at varying dates through April 30, 2012. The Company also participates in several multi-employer pension plans. These plans

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
TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

provide benefits to substantially all union employees. Payments made under these plans totaled $1,620,454 and $2,013,654 for the years ended December 31, 2009 and 2008, respectively. The Company funds these plans on a monthly basis in accordance with the provisions of the negotiated labor contracts.

14. CONCENTRATIONS OF CREDIT RISK

CASH

The Company maintains cash balances with various banks, which may at times exceed the Federal Deposit Insurance Corporation limit. The Company believes that the risk of loss as a result of this policy is negligible. There was no uninsured cash maintained in banks as of December 31, 2009.

ACCOUNTS RECEIVABLE

The Company believes the concentration of credit risk in its accounts receivables is substantially mitigated by its ongoing contract acceptance, billing and credit evaluation process, relatively short-term collection terms and its ability to file mechanics liens against customer properties serviced or constructed. The Company does not generally require collateral from customers. Management also believes that its subcontractor qualification policies and contract performance monitoring procedures are adequate to minimize its exposure with respect to non-performance by subcontractors.

The Company's customers are located in the Northeast, Mid-Atlantic and Southern California regions of the United States. The Company's two largest customers accounted for 42% and 16% of the Company's consolidated revenues for the year ended December 31, 2009 and their balances amounted to 35% and 14% of accounts receivable as of December 31, 2009. The Company's two largest customers accounted for 51% and 12% of the Company's consolidated revenues for the year ended December 31, 2008 and their balances amounted to 54% and 14% of accounts receivable as of December 31, 2008.

PURCHASE CONCENTRATION

For the years ended December 31, 2009 and 2008, 43% and 39%, respectively, of the total purchases of inventory products were from one vendor.

15. LIQUIDITY

The Company incurred losses for the year ended December 31, 2009 and the period from January 18, 2008 to December 31, 2008. In 2010 and 2011, managements' intention is to obtain a new lending credit facility from a financial institution which would provide the Company with additional funds at a lower

                                       25
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TYREE HOLDINGS CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

interest rate than its current existing credit facility. The prospective new financing will permit the Company to increase its current market share in its core businesses by financing acquisitions, as well as to strengthen its competitiveness within its industry by reducing its costs of financing. In addition, the Company is currently implementing a plan to increase its working capital, thereby improving its liquidity. The Company will continue to utilize its senior revolving credit facility while it negotiates with new lenders.

Management is currently seeking to obtain a new lender credit facility to support the growth of the Company. Although management is confident that it will succeed in negotiating financing for the Company, there are no assurances that they will be successful in their endeavors. However, management believes they have sufficient access to working capital to sustain operations through September 30, 2011.

16. SUBSEQUENT EVENTS

On January 28, 2010, the Company entered into a Letter of Intent to be acquired by Amincor, Inc. ("Amincor") (formerly known as Joning Corp.), a related party. Amincor is to acquire all of the issued and outstanding stock of the Company upon issuance of these financial statements.

The Company has evaluated its subsequent events through October 8, 2010, the date that the accompanying consolidated financial statements were available to be issued. The Company had no additional subsequent events requiring disclosure.

                                       26